Contacts:
Assaf Ran, CEO

(516) 444-3400

SOURCE: Manhattan Bridge Capital, Inc.

Manhattan Bridge Capital, Inc. Announces the Buy-back of up to 100,000 of its Common Shares

NEW YORK, September 19, 2012 / GLOBE Newswire / -- Manhattan Bridge Capital, Inc. (Nasdaq: LOAN - news) announced that its Board of Directors has authorized a common stock repurchase allowing the buyback of up to 100,000 common shares in market or off-market transactions at prevailing prices over the next twelve months.

The manner, timing and number of shares purchased will be at the Company’s discretion.

Assaf Ran, Chairman of the Board and CEO stated, “While our company continues to steadily grow and while we have recently achieved a significant goal and secured our future growth, we believe that buying our stock at current market price is just a great opportunity.”

“The recent increase in trading activity will, hopefully, make a buy-back at this time more feasible than previously” added Mr. Ran.

Manhattan Bridge Capital, Inc. provides short term, secured, non-banking, commercial loans to small businesses. We operate the web site: http://www.manhattanbridgecapital.com

This report contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are typically identified by the words “believe,” “expect,” “intend,” “estimate” and similar expressions.  Those statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations or those of our directors or officers with respect to, among other things, trends affecting our financial conditions and results of operations and our business and growth strategies.  These forward-looking statements are not guarantees of future performance and involve risks and uncertainties.  Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors (such factors are referred to herein as “Cautionary Statements”), including but not limited to the following: (i)  the successful integration of new businesses that we may acquire; (ii) the success of new operations which we have commenced and of our new business strategy; (iii) our limited operating history in our new business; (iv) potential fluctuations in our quarterly operating results; and (v) challenges facing us relating to our growth.  The accompanying information contained in this report, including the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, identifies important factors that could cause such differences.  These forward-looking statements speak only as of the date of this report, and we caution potential investors not to place undue reliance on such statements.  We undertake no obligation to update or revise any forward-looking statements.  All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

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